The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
40 YR AMORTIZATION

		Minimum	Maximum
Scheduled Principal Balance	$248,576,889	$63,988	$1,617,000
Average Scheduled Principal Balance	$267,000
Number of Mortgage Loans	931

Arrearage	$0	$0	$0

Weighted Average Gross Coupon	7.80%	6.20%	11.59%
Weighted Average FICO Score	611	528	806
Weighted Average Combined Original LTV	80.30%	20.00%	100.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	359 months	354 months	360 months
Weighted Average Seasoning	1 months	0 months	6 months

Weighted Average Gross Margin	5.837%	2.500%	9.000%
Weighted Average Minimum Interest Rate	7.815%	6.200%	11.020%
Weighted Average Maximum Interest Rate	14.814%	13.200%	18.020%
Weighted Average Initial Rate Cap	2.998%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.499%	1.000%	1.500%
Weighted Average Months to Roll	23 months	18 months	36 months

Maturity Date		Feb 1 2036	Aug 15 2036
Maximum Zip Code Concentration	0.84%	92336

ARM	81.72%	Cash Out Refinance	72.46%
Fixed Rate	18.28%	Purchase	13.86%
		Rate/Term Refinance	13.68%
2/28 6 MO LIBOR 40/30 Balloon	75.65%
3/27 6 MO LIBOR 40/30 Balloon	6.08%	Condominium	4.20%
Fixed Rate 40/30 Balloon	18.28%	Manufactured Housing	0.07%
		PUD	14.39%
Not Interest Only	100.00%	Single Family	78.47%
		Townhouse	2.48%
Prepay Penalty: 0 months	22.88%	Two-Four Family	0.38%
Prepay Penalty: 12 months	3.50%
Prepay Penalty: 24 months	23.98%	Primary	99.74%
Prepay Penalty: 36 months	49.64%	Second Home	0.26%

First Lien	100.00%	Top 5 States:
		California	38.54%
Full Documentation	65.38%	Florida	16.18%
Limited Documentation	6.20%	Arizona	10.29%
No Income Verification	28.42%	Virginia	4.51%
		Maryland	3.96%

		Not Bankruptcy	100.00%

		Not Section 32	100.00%

NATIONSTAR 2006-B

40 YR AMORTIZATION
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	12	1,100,922.62	0.44%	8.813	359	71.47	608
100,000.01 - 150,000.00	158	20,024,145.02	8.06%	8.227	359	76.55	604
150,000.01 - 200,000.00	195	34,324,876.15	13.81%	7.953	359	77.81	613
200,000.01 - 250,000.00	154	34,593,345.48	13.92%	7.855	359	81.08	614
250,000.01 - 300,000.00	136	37,272,023.21	14.99%	7.897	358	79.66	610
300,000.01 - 350,000.00	82	26,586,008.18	10.70%	7.749	359	80.45	615
350,000.01 - 400,000.00	64	24,078,460.73	9.69%	7.755	358	81.91	602
400,000.01 - 450,000.00	38	15,949,566.71	6.42%	7.585	358	82.04	607
450,000.01 - 500,000.00	26	12,275,227.45	4.94%	7.541	358	86.23	610
500,000.01 - 550,000.00	22	11,522,615.53	4.64%	7.052	359	84.46	626
550,000.01 - 600,000.00	19	10,835,373.84	4.36%	7.433	359	83.01	615
600,000.01 - 650,000.00	8	4,996,188.38	2.01%	7.975	358	79.24	604
650,000.01 - 700,000.00	4	2,700,879.07	1.09%	8.222	358	85.09	630
700,000.01 - 750,000.00	4	2,915,202.11	1.17%	6.900	359	73.50	611
750,000.01 - 800,000.00	1	781,550.34	0.31%	6.520	357	85.49	644
800,000.01 - 850,000.00	2	1,680,011.41	0.68%	7.432	358	70.03	601
950,000.01 - 1,000,000.00	4	3,922,135.00	1.58%	8.280	360	79.05	605
1,000,000.01+	2	3,018,357.87	1.21%	8.396	359	72.78	620
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	33	10,999,391.00	4.42%	6.442	358	79.46	614
6.500 - 6.999	179	53,052,256.95	21.34%	6.836	359	79.37	621
7.000 - 7.499	147	40,471,263.88	16.28%	7.262	359	79.94	609
7.500 - 7.999	216	57,153,005.74	22.99%	7.766	359	80.63	611
8.000 - 8.499	111	27,855,206.43	11.21%	8.212	359	81.52	608
8.500 - 8.999	130	34,929,722.88	14.05%	8.739	359	80.36	603
9.000 - 9.499	41	8,622,176.86	3.47%	9.206	358	79.97	614
9.500 - 9.999	49	10,943,235.78	4.40%	9.759	359	81.97	605
10.000 -10.499	14	2,356,077.41	0.95%	10.245	359	75.59	616
10.500 -10.999	9	1,867,655.17	0.75%	10.671	359	85.92	604
11.000 -11.499	1	236,987.00	0.10%	11.020	360	95.00	547
11.500 -11.999	1	89,910.00	0.04%	11.590	360	90.00	557
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
525-549	10	2,561,909.01	1.03%	8.425	358	89.39	540
550-574	149	37,041,945.66	14.90%	8.031	359	83.25	564
575-599	247	64,693,006.92	26.03%	7.765	359	80.56	588
600-624	264	75,135,246.02	30.23%	7.746	359	80.08	612
625-649	124	31,174,939.20	12.54%	7.858	359	78.46	636
650-674	78	21,419,909.94	8.62%	7.813	359	78.45	660
675-699	29	8,159,816.92	3.28%	7.388	359	76.87	685
700+	30	8,390,115.43	3.38%	7.523	359	79.53	728
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	36	6,866,566.68	2.76%	7.890	359	41.90	602
50.00- 54.99	13	2,727,116.16	1.10%	7.887	359	52.18	612
55.00- 59.99	21	5,752,373.92	2.31%	7.547	359	57.95	630
60.00- 64.99	30	7,587,785.31	3.05%	7.840	359	62.06	626
65.00- 69.99	50	10,960,142.72	4.41%	7.918	358	67.09	613
70.00- 74.99	64	18,209,423.37	7.33%	7.554	359	71.91	618
75.00- 79.99	126	33,131,611.32	13.33%	7.546	359	77.00	621
80.00	58	15,630,458.25	6.29%	8.076	359	80.00	610
80.01- 84.99	154	41,562,950.19	16.72%	7.698	358	81.78	613
85.00- 89.99	150	44,278,040.74	17.81%	7.733	359	86.58	620
90.00- 94.99	223	60,528,089.43	24.35%	8.018	359	91.19	594
95.00- 99.99	5	1,112,331.01	0.45%	8.996	360	95.00	596
100.00	1	230,000.00	0.09%	10.020	360	100.00	720
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	931	248,576,889.10	100.00%	7.801	359	80.30	611
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	931	248,576,889.10	100.00%	7.801	359	80.30	611
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	9	2,131,897.19	0.86%	8.137	358	81.04	624
20.01 -25.00	28	6,934,545.10	2.79%	7.815	359	76.40	627
25.01 -30.00	43	10,101,453.66	4.06%	7.542	359	79.36	618
30.01 -35.00	105	23,698,465.58	9.53%	7.832	359	75.93	618
35.01 -40.00	145	39,110,102.87	15.73%	7.711	358	79.35	619
40.01 -45.00	220	57,807,726.62	23.26%	7.878	359	79.68	612
45.01 -50.00	278	78,186,268.02	31.45%	7.857	359	81.34	610
50.01 -55.00	94	26,782,397.00	10.77%	7.696	358	84.92	592
55.01 -60.00	9	3,824,033.06	1.54%	7.424	358	82.21	587
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	743	203,146,301.74	81.72%	7.815	359	80.94	610
Fixed Rate	188	45,430,587.36	18.28%	7.738	359	77.45	618
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR 40/30 Balloon	679	188,044,083.47	75.65%	7.802	359	80.89	610
3/27 6 MO LIBOR 40/30 Balloon	64	15,102,218.27	6.08%	7.981	358	81.61	601
Fixed Rate 40/30 Balloon	188	45,430,587.36	18.28%	7.738	359	77.45	618
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	931	248,576,889.10	100.00%	7.801	359	80.30	611
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	224	56,866,350.99	22.88%	8.290	359	79.06	612
Prepay Penalty: 12 months	30	8,710,441.05	3.50%	8.059	359	80.29	620
Prepay Penalty: 24 months	228	59,611,579.73	23.98%	7.666	359	82.39	602
Prepay Penalty: 36 months	449	123,388,517.33	49.64%	7.623	359	79.87	615
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	931	248,576,889.10	100.00%	7.801	359	80.30	611
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	617	162,527,956.64	65.38%	7.653	359	82.12	606
Limited Documentation	45	15,408,194.66	6.20%	8.011	359	79.31	621
No Income Verification	269	70,640,737.80	28.42%	8.095	359	76.35	622
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	684	180,124,302.97	72.46%	7.753	359	79.29	612
Purchase	126	34,447,039.25	13.86%	8.098	359	84.47	607
Rate/Term Refinance	121	34,005,546.88	13.68%	7.752	359	81.45	613
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	42	10,433,893.39	4.20%	7.770	358	80.36	606
Manufactured Housing	1	183,600.00	0.07%	8.030	360	76.50	702
PUD	120	35,765,648.50	14.39%	7.908	359	82.95	603
Single Family	737	195,068,714.21	78.47%	7.769	359	79.82	613
Townhouse	27	6,174,729.59	2.48%	8.154	359	81.56	610
Two-Four Family	4	950,303.41	0.38%	8.369	359	71.90	629
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Primary	929	247,923,122.66	99.74%	7.797	359	80.35	611
Second Home	2	653,766.44	0.26%	9.488	357	63.54	636
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	117	25,569,017.71	10.29%	7.847	359	80.98	614
California	283	95,793,722.29	38.54%	7.543	359	78.77	614
Colorado	34	8,176,000.89	3.29%	7.938	359	88.04	599
Connecticut	17	4,091,084.68	1.65%	7.814	358	78.72	621
Delaware	1	190,029.00	0.08%	9.980	360	90.49	622
Florida	167	40,214,423.21	16.18%	7.803	359	79.56	606
Georgia	8	1,033,244.17	0.42%	8.807	358	83.69	597
Illinois	6	1,249,896.60	0.50%	9.683	359	86.63	591
Indiana	6	1,251,593.68	0.50%	8.450	359	84.47	593
Louisiana	2	269,214.92	0.11%	8.842	359	91.68	566
Maryland	39	9,852,534.77	3.96%	7.936	359	80.01	614
Massachusetts	12	3,627,294.52	1.46%	8.362	359	79.95	610
Michigan	5	749,050.09	0.30%	8.896	359	88.42	576
Minnesota	2	444,118.53	0.18%	8.305	358	86.31	720
Missouri	4	492,551.59	0.20%	9.197	360	86.50	633
Nebraska	1	164,625.27	0.07%	8.810	358	90.00	672
Nevada	13	5,279,469.17	2.12%	8.101	358	87.36	603
New Hampshire	8	1,948,293.46	0.78%	7.897	359	84.33	601
New Jersey	14	4,634,813.61	1.86%	7.951	359	70.96	607
New Mexico	5	887,071.30	0.36%	8.777	359	80.01	614
New York	7	2,275,584.74	0.92%	8.270	359	66.77	612
North Carolina	9	1,561,770.90	0.63%	8.753	359	85.01	627
Ohio	11	1,843,284.54	0.74%	7.846	359	82.83	606
Oregon	12	2,842,930.08	1.14%	7.717	359	78.84	625
Pennsylvania	25	5,513,633.94	2.22%	8.288	359	83.43	620
Rhode Island	5	1,717,288.11	0.69%	8.683	359	77.61	622
Tennessee	5	922,586.97	0.37%	8.183	359	87.15	635
Texas	17	3,291,181.11	1.32%	8.056	358	85.84	604
Utah	7	1,379,453.98	0.55%	8.608	358	84.29	630
Vermont	2	249,783.39	0.10%	8.807	359	85.21	601
Virginia	43	11,220,077.85	4.51%	7.902	359	81.25	605
Washington	42	9,334,897.31	3.76%	7.654	359	84.55	608
West Virginia	2	506,366.72	0.20%	7.502	358	78.74	620
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	266,000.00	0.13%	6.930	360	47.94	621
3.500 - 3.999	1	260,408.29	0.13%	7.280	358	79.18	601
4.000 - 4.499	47	17,890,610.57	8.81%	6.675	359	76.76	630
4.500 - 4.999	91	28,002,571.72	13.78%	6.874	359	80.80	619
5.000 - 5.499	127	33,768,355.09	16.62%	7.171	358	82.99	608
5.500 - 5.999	143	36,268,405.95	17.85%	7.666	359	80.10	608
6.000 - 6.499	139	37,818,480.94	18.62%	8.164	359	80.86	607
6.500 - 6.999	73	18,133,061.03	8.93%	8.508	358	81.92	600
7.000 - 7.499	62	17,795,089.56	8.76%	9.028	359	81.48	599
7.500 - 7.999	35	7,140,550.32	3.51%	9.632	359	83.99	602
8.000 - 8.499	21	5,028,390.99	2.48%	10.171	359	81.61	613
8.500 - 8.999	2	513,523.07	0.25%	10.633	359	91.31	555
9.000 - 9.499	1	260,854.21	0.13%	10.450	356	60.00	614
Total	743	203,146,301.74	100.00%	7.815	359	80.94	610

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	33	10,999,391.00	5.41%	6.442	358	79.46	614
6.500 - 6.999	144	43,780,179.45	21.55%	6.804	358	80.56	618
7.000 - 7.499	106	29,735,544.07	14.64%	7.269	359	80.42	606
7.500 - 7.999	168	44,758,911.82	22.03%	7.780	359	81.26	609
8.000 - 8.499	86	22,613,839.85	11.13%	8.208	359	81.93	607
8.500 - 8.999	109	30,373,943.05	14.95%	8.742	359	81.27	601
9.000 - 9.499	30	6,349,188.08	3.13%	9.199	358	79.68	618
9.500 - 9.999	44	10,177,855.71	5.01%	9.760	359	81.72	607
10.000 -10.499	13	2,252,806.54	1.11%	10.238	359	76.21	617
10.500 -10.999	9	1,867,655.17	0.92%	10.671	359	85.92	604
11.000 -11.499	1	236,987.00	0.12%	11.020	360	95.00	547
Total	743	203,146,301.74	100.00%	7.815	359	80.94	610

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	33	10,999,391.00	5.41%	6.442	358	79.46	614
13.500 -13.999	144	43,780,179.45	21.55%	6.804	358	80.56	618
14.000 -14.499	106	29,735,544.07	14.64%	7.269	359	80.42	606
14.500 -14.999	168	44,758,911.82	22.03%	7.780	359	81.26	609
15.000 -15.499	87	22,888,089.17	11.27%	8.221	359	82.02	606
15.500 -15.999	109	30,373,943.05	14.95%	8.742	359	81.27	601
16.000 -16.499	29	6,074,938.76	2.99%	9.195	359	79.22	621
16.500 -16.999	44	10,177,855.71	5.01%	9.760	359	81.72	607
17.000 -17.499	13	2,252,806.54	1.11%	10.238	359	76.21	617
17.500 -17.999	9	1,867,655.17	0.92%	10.671	359	85.92	604
18.000 -18.499	1	236,987.00	0.12%	11.020	360	95.00	547
Total	743	203,146,301.74	100.00%	7.815	359	80.94	610

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1	276,596.98	0.14%	7.400	357	58.94	588
3.000	742	202,869,704.76	99.86%	7.816	359	80.97	610
Total	743	203,146,301.74	100.00%	7.815	359	80.94	610

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1	274,249.32	0.14%	9.300	356	90.00	533
1.500	742	202,872,052.42	99.86%	7.813	359	80.93	610
Total	743	203,146,301.74	100.00%	7.815	359	80.94	610

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/01/08	1	381,936.79	0.19%	9.200	354	80.49	660
03/15/08	1	356,876.91	0.18%	7.410	356	80.00	540
04/01/08	2	535,103.53	0.26%	9.861	356	75.38	572
04/15/08	14	4,223,526.08	2.08%	7.662	357	75.18	663
05/01/08	92	26,811,545.93	13.20%	7.480	357	80.67	605
05/15/08	41	12,134,329.93	5.97%	7.661	358	82.24	613
06/01/08	162	45,615,387.91	22.45%	7.689	358	81.68	607
06/05/08	1	359,264.61	0.18%	7.380	359	87.23	612
06/15/08	46	10,308,333.17	5.07%	7.750	359	78.56	612
07/01/08	156	41,291,373.46	20.33%	7.943	359	82.45	607
07/15/08	26	6,714,093.75	3.31%	8.100	360	77.03	615
08/01/08	135	38,927,752.90	19.16%	7.968	360	79.96	616
08/15/08	2	384,558.50	0.19%	10.391	360	80.26	588
05/01/09	13	2,661,961.26	1.31%	7.869	357	81.02	625
05/15/09	5	1,092,069.80	0.54%	7.974	358	77.07	612
06/01/09	17	5,122,395.70	2.52%	7.694	358	79.97	597
06/15/09	4	1,397,429.23	0.69%	9.420	359	90.69	558
07/01/09	15	2,904,002.08	1.43%	7.444	359	80.21	597
07/15/09	2	263,490.00	0.13%	7.605	360	77.37	599
08/01/09	8	1,660,870.20	0.82%	8.839	360	86.06	610
Total	743	203,146,301.74	100.00%	7.815	359	80.94	610

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	931	248,576,889.10	100.00%	7.801	359	80.30	611
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Bankruptcy	931	248,576,889.10	100.00%	7.801	359	80.30	611
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	931	248,576,889.10	100.00%	7.801	359	80.30	611
Total	931	248,576,889.10	100.00%	7.801	359	80.30	611